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Contacts:
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
Michael N. Kilpatric           Suzanne C. Shenk             Susan G. Gaffney
Vice President, Communications Manager, Investor Relations  Manager, Investor Relations
610-993-3662                   610-993-3526                 610-993-3694

                        IKON OFFICE SOLUTIONS ANNOUNCES
                            STOCK REPURCHASE PLANS

     Valley Forge, Pennsylvania -- April 17, 1997 -- IKON Office Solutions (NYSE:IKN) today announced that the company may repurchase from time to time as much as 5 percent of the outstanding shares of IKON common stock in open market transactions.

     "We believe our shares are currently undervalued in the market, and the price is attractive," said Chairman and Chief Executive Officer John E. Stuart. "We plan to use any repurchased shares primarily in connection with our acquisition program, and we will proceed with our aggressive acquisition strategy to expand service capabilities for our customers and broaden our market coverage."

    IKON Office Solutions is one of the world's leading office technology companies, providing customers with total office solutions from copier and printing systems, computer networking and digital document services to copy center management, technology training and electronic file conversion. With fiscal 1996 revenues of $4 billion, IKON has operations in the U.S., Canada, Mexico, the United Kingdom, France, Germany and Denmark.